UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 25, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock-$1.25 par value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
As previously disclosed, on June 5, 2025, Kimberly-Clark Corporation ("Kimberly-Clark" or the "Company") announced the entry into an agreement with Suzano S.A. ("Suzano") to form a joint venture to be comprised of substantially all the operations of the Company's former International Family Care and Professional ("IFP") segment (the "IFP Business"). At the time of closing, Suzano along with certain of its wholly-owned subsidiaries will acquire a 51% interest in the joint venture for a purchase price of approximately $1.7 billion, subject to certain closing adjustments, and the Company will retain a 49% equity interest (the "IFP Transaction").
The Company determined the IFP Transaction represents a strategic shift that will have a major effect on its operations and financial results. As a result, effective in the second quarter of fiscal 2025, the results of the IFP Business are reported as discontinued operations in the Company's condensed consolidated financial statements.
To assist investors in comparing the Company's historical results, the Company is providing supplemental historical financial results reflecting the IFP Business as discontinued operations in Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

99.1    Supplemental Historical Financial Information, dated July 25, 2025
101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

By:	/s/ Andrew Scribner
Andrew Scribner
Vice President and Controller

Date:    July 25, 2025